Exhibit 99.1

Southern First Bancshares Announces Public Offering of Common Stock

Greenville, South Carolina, April 26, 2017 – Southern First Bancshares, Inc. (NASDAQ: SFST), the Company, announced today that it has commenced a public offering of 700,000 shares of its common stock through a firm commitment underwritten offering. The Company intends to use the proceeds of the offering to improve its capital structure, including by repaying its $10 million holding company line of credit, to fund future organic growth and for working capital and other general corporate purposes.

Sandler O’Neill + Partners, L.P. will serve as the sole underwriter for the offering. The Company intends to grant the underwriter a 30-day option to purchase from the Company up to an additional 15 percent of the offered amount of common stock.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company has filed a shelf registration statement (including a prospectus) (File No. 333-217031) and a preliminary prospectus supplement with the Securities and Exchange Commission, or the SEC, for the offering to which this communication relates. The sale of shares of common stock in the underwritten offering is being made solely pursuant to such prospectus supplement and accompanying base prospectus. Before you invest, you should read the prospectus in the registration statement, the preliminary prospectus supplement, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting the Company’s website at www.southernfirst.com. Alternatively, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained by contacting Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

ABOUT SOUTHERN FIRST BANCSHARES
Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company consists of Southern First Bank, the 3rd largest bank headquartered in South Carolina. Southern First Bancshares, Inc. has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina along with one location in Raleigh, North Carolina. Southern First Bancshares, Inc. has assets of approximately $1.47 billion and its common stock is traded in The NASDAQ Global Market under the symbol SFST.

FORWARD-LOOKING STATEMENTS
The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) and are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Southern First Bancshares, Inc. with the SEC entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070
MEDIA CONTACT: ART SEAVER 864-679-9010
WEB SITE: www.southernfirst.com